Exhibit 11.1



         FREEPORT-McMoRan INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF NET INCOME PER COMMON AND

                       COMMON EQUIVALENT SHARE

                                         Years Ended December 31,
                                   -----------------------------------
                                      1995          1994        1993
                                   ----------    ----------  ----------
                                 (In Thousands, Except Per Share Amounts)
Primary:
  Net income (loss) applicable
   to common stock                 $  390,541    $   41,443  $ (126,203)
                                   ==========    ==========  ==========

  Average common shares
   outstanding                         25,839        23,106      23,470
  Common stock equivalents:
  Stock options                           242            98         129
                                   ----------    ----------  ----------
  Average common and common
   equivalent shares outstanding       26,081        23,204      23,599
                                   ==========    ==========  ==========
  Net income (loss) per common
   and common equivalent share     $    14.97    $     1.79  $    (5.35)
                                   ==========    ==========  ==========

Fully Diluted:
  Net income (loss) applicable
   to common stock                 $  390,541    $   41,443  $ (126,203)
  Plus preferred dividends              8,756             -           -
  Plus interest, net of tax
   effect, on convertible
   subordinated debentures             15,921             -           -
                                   ----------    ----------  ----------
  Net income (loss) applicable
   to common stock                 $  415,218    $   41,443  $ (126,203)
                                   ==========    ==========  ==========

  Average common shares
   outstanding                         25,839        23,106      23,470
  Common stock equivalents:
    Stock options                         271            98         213
    Convertible securities:
                                        2,347             -           -
                                          783             -           -
                                   ----------    ----------- ----------
  Average common and common
   equivalent shares
   outstanding                         29,240        23,204      23,683
                                   ==========    ==========  ==========

Net income (loss) per common
 and common equivalent share       $    14.20    $     1.79  $    (5.35)
                                   ==========    ==========  ==========